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                                                                      EXHIBIT 21



                           AVONDALE FINANCIAL CORP.

                   SUBSIDIARIES OF AVONDALE FINANCIAL CORP.



                         Avondale Federal Savings Bank
                                20 NORTH CLARK
                            CHICAGO, ILLINOIS 60602

                       STATE OF INCORPORATION--ILLINOIS

                         A WHOLLY-OWNED SUBSIDIARY OF
                           AVONDALE FINANCIAL CORP.

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